TERMS SHEET

COMMONWEALTH BIOTECHNOLOGIES INC

AND

PHARMAUST LTD

JULY 25, 2006

This Terms Sheet, dated July 25, 2006 is entered into between

COMMONWEALTH BIOTECHNOLOGIES INC of 601 Biotech Drive,

Richmond, Virginia 23235 USA (“CBI”);

and

PHARMAUST LTD of Level 2, 45 Stirling Highway, Nedlands, Western Australia (“PAA”).

Introduction

A. CBI is a NASDAQ Capital Market listed company (NASDAQ Capital Market Code “CBTE”) that provides a wide array of life-science solutions to global biotechnology companies, academic institutions, government agencies, and pharmaceutical companies. It offers broad ranging expertise in the most current analytical and synthetic chemistries and biophysical analysis technologies.

B. PAA is an ASX listed company (ASX Code “PAA”) involved in a range of activities from contract drug discovery and development to product manufacturing, as well as sales and marketing of healthcare and pharmaceutical products.

C. PAA is the legal and sole beneficial owner of all outstanding equity securities of Mimotopes Pty Ltd (“Mimotopes”), which is a highly specialised pre-clinical peptide synthesis and development company.

D. This Terms Sheet is intended to summarise the principal terms of CBI’s proposed acquisition of Mimotopes from PAA.

1. PROPOSED ACQUISITION

CBI will acquire 100% of the outstanding equity securities of Mimotopes (the “Transaction”).

2. CONSIDERATION

Subject to the satisfaction of the conditions precedent noted below, CBI will acquire Mimotopes at a mutually agreed upon acquisition price payable in shares of CBI common stock. The final price is contemplated to be no more than US$8,000,000 nor less than US$6,500,000.

3. EMPLOYMENT ARRANGEMENTS

Contemporaneously with the execution of definitive agreements for the Transaction, certain key men will be identified who must enter into a mutually acceptable employment agreements to become effective as of the closing of the Transaction.

4. REPRESENTATIONS AND WARRANTIES

In the documents effecting the Transaction, the parties will make customary representations and warranties (which will survive the closing of the Transaction) relating to the business, financial condition, contracts, liabilities, employees, and prospects of the parties and will provide customary indemnities. The Transaction documents will also contain customary covenants, closing conditions, and other provisions.

5. CONDITIONS PRECEDENT

The following are conditions precedent to the completion of the Transaction:

•	The Board of PAA approves the Transaction;

•	The Board of CBI approves the Transaction;

•	The Board of CBI shall have received an acceptable valuation and fairness opinion from an investment bank of its choosing relating to the financial terms of the proposed Transaction;

•	The shareholders of CBI, if necessary, approve the transaction;

•	All necessary regulatory approvals are obtained both in Australia and in the United States of America;

•	There will be no solicitation of employees by either party;

•	Completion of a satisfactory due diligence exercise by both parties into the affairs of the other and the Boards of both parties shall have considered the results of the due diligence exercise and are satisfied with the outcome, in their sole and absolute discretion;

•	The following prescribed events do not occur prior to or during the period from the signing of this Terms Sheet and the completion of the Transaction:

•	either party is the subject of any insolvency proceedings nor seeks statutory protection from its creditors;

•	there is a change in control of either party;

•	either party is the subject of any actual or contemplated legal proceedings outside the ordinary course of business;

•	either party is suspended from their respective trading markets unless such suspension is a necessary result to allow the proposed acquisition to successfully proceed; and

•	any other matter as may be agreed to in writing by the parties; and

•	there is any adverse material change in the status of either party.

6. DUE DILIGENCE

Each party will endeavour to assist the other party in good faith in connection with the due diligence investigations contemplated by this Terms Sheet.

7. CONFIDENTIALITY

“Confidential Information” of a party, as that phrase is used in this Terms Sheet and in any resulting agreement based on this Terms Sheet, will mean any and all technical and non-technical information, including, but not limited to, patent, copyright, trade secret and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, source code, object code, formulas and documentation related to the current, future and proposed products and services of such party, and includes without limitation such party’s information concerning its respective research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, advertiser lists, business forecasts, sales, merchandising, marketing plans and other business information. “Confidential Information” also includes proprietary or confidential information of any third party that may disclose such information to a party in the course of such party’s business.

The parties hereto agree that they will not make use of, disseminate or in any way disclose Confidential Information of the other party to any person, firm or business, except as required by applicable law or to the extent necessary to fulfil the purposes contemplated by this Terms Sheet and any definitive agreement based hereon and any purpose that the other party may hereafter authorise in writing. Each party agrees to treat all Confidential Information of the other party with the same degree of care as they accord to their own Confidential Information, and each party warrants that it will exercise reasonable care to protect its own Confidential Information. Each party will immediately give notice to the other party of any unauthorised use or disclosure of such party’s Confidential Information, and agrees to assist in remedying any such unauthorised use or disclosure of the other party’s Confidential Information.

A party’s obligations with respect to any portion of the other party’s Confidential Information will terminate when such party can provide evidence that (i) it was in the public domain at or subsequent to the time of its disclosure to the receiving party; (ii) it was rightfully in the receiving party’s possession free of any obligation of confidence at or subsequent to the time of its disclosure to the receiving party; (iii) it was developed by employees or agents of the receiving party independently of and without reference to any information communicated between the parties; or (iv) the communication was in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Terms Sheet or under any final agreement based hereon.

All Confidential Information of a party will remain the property of the disclosing party and in the event of any termination of the negotiations, all Confidential Information, including all copies thereof, will be returned to the owner of such Confidential Information.

The parties agree and acknowledge that the requirement of confidentiality as set out herein will survive the termination of this transaction for a period of 10 years irrespective of whether a definitive agreement relating to the proposed Transaction is entered into or not.

8. COSTS

The parties will be responsible for their own costs including the costs of obtaining all legal and accounting advice on this transaction.

9. PUBLIC DISCLOSURE

Each party agrees that:

•	unless required by applicable law, it will not make any public announcements without first seeking the approval of the other;

•	the wording of any announcement will be drafted jointly and all announcements will be made jointly; and

•	unless required by applicable law, the timing of all announcements will be by mutual agreement between the parties.

Where a party is required by applicable law to make public disclosure of this Terms Sheet or the Transaction, such party will inform the other party of the requirement and the parties will attempt to jointly draft the notice in good faith.

10. TERMINATION

This Terms Sheet will terminate in the event a definitive agreement relating to the Transaction is not executed on or before September 30, 2006. In addition, either party may terminate this Terms Sheet at any time prior to the execution of a definitive agreement relating to the Transaction. Upon such termination, except as noted in clause 12 hereto, neither party shall have any further obligation (financial or otherwise) to the other.

11. AMENDMENT

Any variation to this Terms Sheet must be in writing and executed by each party hereto.

12. SURVIVAL OF CLAUSES

In the absence of a definitive agreement relating to the Transaction being entered into between the parties on or before September 30, 2006 or in the event of termination before completion of the Transaction, only clauses 7 (Confidentiality), 8 (Costs) and 9 (Public Disclosure) will survive the termination of this Terms Sheet.

Signed by the Parties SIGNED for and on behalf ) of COMMONWEALTH ) BIOTECHNOLOGIES ) INC by its duly authorised ) officer in the presence of	/s/ Robert B. Harris
Signature

Robert B. Harris, Ph.D.,

/s/ Richard J. Freer	Robert B. Harris
Signature of Witness	Full Name

Richard J. Freer, Ph.D., Chairman and Chief Operating Officer	President and CEO

Richard J. Freer	Chair - COO
Full Name of Witness	Position

SIGNED for and on behalf ) of PHARMAUST LTD ) by its duly authorised ) officer in the presence of )	/s/ Paul D’Sylva
Signature

/illegible/	Paul D’Sylva
Signature of Witness	Full Name

/illegible/	Managing Director
Full Name of Witness	Position